[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.31

PROJECT AGREEMENT
(DETAILING)

This Project Agreement (this “Project Agreement”) is made as of October 31, 2017 (the “Effective Date”) by and between inVentiv Commercial Services, LLC with an office located at 500 Atrium Drive, Somerset, NJ 08873 (“inVentiv”) and Dynavax Technologies Corporation with an office located at 2929 Seventh Street, Suite 100, Berkeley, CA 94710 (“Client”). Client and inVentiv may each be referred to herein as a “Party” and collectively, the “Parties”.

RECITALS

A.	Client and inVentiv have entered into a Master Service Agreement dated as of January 11, 2016 (the “MSA”).
B.

Client and inVentiv desire to enter into this Project Agreement pursuant to which inVentiv shall provide a field force of inVentiv account managers to provide detailing services as set forth more fully in Exhibit A attached hereto.

1.Interpretation and Construction

(a)The Parties confirm that the MSA shall govern the relationship between the Parties. Unless otherwise specifically set forth herein, in the event of a conflict or inconsistency between the terms and conditions set forth in the MSA and the terms and conditions set forth in this Project Agreement, the terms and conditions set forth in the MSA shall take precedence, govern and control, except to the extent that a term in the Project Agreement expressly states that it supersedes the terms of the MSA.

(b)The Parties hereby acknowledge that the terms set forth in the MSA are incorporated herein by reference, as if fully set forth at length therein.

2.The Services

A description of the detailing services (the “Detailing Services”) is set forth on Exhibit A attached hereto and made a part hereof. A description of sales operations, implementation and on-going services (the “Sales Operations Services”) is set forth on Exhibit B attached hereto and made a part hereof. A description of the compliance services (the “Compliance Services”) is set forth on Exhibit C attached hereto and made a part hereof. A description of the training services (the “Training Services”) is set forth on Exhibit D attached hereto and made a part hereof (the Training Services, Compliance Services, Sales Operations Services and, collectively with the Detailing Services, the “Services”).

3.The Term

This Project Agreement shall be in effect as of the Effective Date and shall remain in effect until the second anniversary of the Deployment Date (as defined in Exhibit A), unless extended as provided herein (the “Term”). The period from the Effective Date until the one year anniversary of the Deployment Date shall be referred to herein as “Year One” and the period from the one year anniversary of the Deployment Date through the day prior to the second anniversary of the Deployment Date shall be referred to herein as “Year Two”. The Term may be extended for additional periods of one (1) year (each an “Additional Term”) upon the mutual written agreement of the Parties not less than [ * ] before the end of the Term or any Additional Term.

4.Termination

(a)Either Party may terminate this Project Agreement in accordance with Section 12 of the MSA.

(b)After the Deployment Date, Client may terminate this Project Agreement in accordance with Section 12(a) (ii) of the MSA; provided, however, that in the event the actual termination date occurs [ * ], Client shall pay inVentiv a termination fee as set forth in the following table:

[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ]	[ * ]

(c)In the case of termination of this Project Agreement by Client (except for termination by Client pursuant to Section 12(a) (ii)(iii) or (iv) of the MSA), at the end of the Term (or any Additional Term), or in the event of a Block Conversion, Client shall (in addition to all other payment obligations under this Agreement) promptly pay (or if paid by inVentiv, promptly reimburse) inVentiv for: the amount due any lessor or rental agent of the equipment leased or owned by inVentiv and provided to members of the Project Team (i.e., fleet automobiles, laptops and iPads) (collectively, the “Equipment”)), for any early termination of the lease or rental agreement. In addition, Client may elect to either: (i) in the event the Equipment is owned by inVentiv, transfer the Equipment to Client and pay an amount equal to the net book value (if any) of the Equipment on the books of inVentiv at the time of the transfer event, or in the event the Equipment is subject to a lease or finance lease, the Equipment may be transferred to Client (subject to the last sentence of this Section 4 (c)) and Client shall assume the responsibility for all further payments due (including costs associated with the transfer), or (ii) pay inVentiv the net loss to inVentiv on such Equipment determined by the difference between the net book value of such Equipment and the actual net price received by inVentiv for the disposal of such Equipment, plus any amounts due by inVentiv in connection with the lease or rental termination and costs associated with the storage and disposal of said Equipment. Any proposed transfer of Equipment to Client shall be subject to Client establishing its own relationship and credit with the entity that inVentiv contracted with to lease or rent such Equipment.

(d)[ * ].

(e)In the event of termination, Section 12(b) of the MSA shall apply.

5.Conversion (Selective Hiring and Block Conversion)

(a)Notwithstanding Section 7 of the MSA, during the Term (or any Additional Term) and after the Hire Date, Client may solicit, employ or retain one or more of the Account Managers (as defined in Exhibit A) or RBDs (as defined in Exhibit A) performing Services hereunder (a “Selective Hiring”). Client shall give [ * ] prior written notice to inVentiv of Selective Hiring. Should there be Selective Hiring by Client, inVentiv will backfill the position to perform the Services hereunder. In the event Client wishes to implement a Selective Hiring during the Term (or any Additional Term), Client shall pay inVentiv [ * ] per inVentiv Account Manager and [ * ] per RBD as a recruitment fee for replacement/backfill.

(b)Notwithstanding Section 7 of the MSA, Client may solicit, employ or retain the inVentiv Account Managers performing Services hereunder and inVentiv shall not backfill the respective position (a “Block Conversion”) after the Deployment Date; provided, however, that Client provides at least [ * ] prior written notice to inVentiv of any Block Conversion. In the event Client wishes to implement a Block Conversion, Client shall pay inVentiv a Conversion fee based upon the date of the actual Block Conversion, in accordance with the following:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

In the event Client wishes to perform a Block Conversion prior to the [ * ], Client shall pay, in addition to any Block Conversions Fees outlined above, a scale down fee according to the following table:

[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

inVentiv shall also reduce the Fixed Monthly Fee (as defined in Exhibit E, Section I(b)) and the annual Incentive Fee (as defined in Exhibit E, Section III(b)), for each Account Manager converted pursuant to the Block Conversion allowance according to the following tables:

	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

The above reduction amounts shall be prorated based on the actual date of such Block Conversion.

(c)Client understands and agrees that inVentiv cannot guarantee that the Account Managers will agree to participate in a Selective Hiring or Block Conversion.

(d)In the event Client implements a Selective Hiring or Block Conversion, the Parties agree that any and all training materials created by inVentiv that are inVentiv Material under Section 10(b) of the MSA and made available to the Account Managers will be immediately returned to inVentiv by the applicable Account Manager and/or Client, as applicable, it being understood and agreed that the inVentiv Materials constitute valuable and proprietary information of inVentiv and is subject to the confidentiality obligations set forth in Section 6 of the MSA. Within [ * ] of implementing a Selective Hiring or Block Conversion, Client shall return to inVentiv any originals and copies of inVentiv Materials in Client’s possession pertaining to the person(s) who are the subject of the hiring by Client.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)In the event Client conducts a Selective Hiring or Block Conversion (collectively, a “Conversion”) and the converted Account Managers had been provided with use of a fleet automobile leased, rented or owned by inVentiv and Client wishes to commence an arrangement with the fleet vendor to assume such cars (and all associated costs and liabilities) under Client’s name, the converted Account Managers may only to continue to have access to such automobile following the Conversion if Client either: (i) registers the fleet automobile under its name; or (ii) ensures that inVentiv remains named as an additional insured under Client’s automobile insurance policies until such time as the vehicle is registered in Client’s name ([ * ]). The Parties understand and agree that it is solely Client’s obligation to ensure one of the above actions are taken and Client shall be responsible for indemnifying, defending and holding inVentiv harmless for all damages resulting from Client’s failure to take such action. The Parties further agree that on the effective date of the Conversion, Client shall destroy the inVentiv insurance card(s) in the fleet vehicle(s) of the converted Account Managers.

6.Fees

Set forth on Exhibit E are the costs and fees to be paid by Client to inVentiv for the performance of the Services.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

WHEREFORE, the parties hereto have caused this Project Agreement to be executed by their duly authorized representatives on the day and year first above written.

DYNAVAX TECHNOLOGIES CORPORATION By: /s/Ryan Spencer Name: Ryan Spencer Title: VP, Corporate Strategy Date: 11-6-2017	INVENTIV COMMERCIAL SERVICES, LLC By: /s/Theodore Wong Name: Theodore Wong Title: VP & CFO Date: Nov 8, 2017

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A
THE DETAILING SERVICES

inVentiv will provide Client with a field force that shall consist of [ * ] account managers (the “ inVentiv Account Managers” or “Account Managers”) who shall detail Client’s Product by making Calls pursuant to a Call Plan on Targets. inVentiv shall also provide [ * ] regional business directors (“RBDs”) who shall manage the inVentiv Account Managers, as well as work to gain access of the Product by presenting the value proposition and: (i) developing and implementing a business plan to gain access, such plan to be reviewed and approved by Client prior to its use; (ii) achieving formulary and protocol coverage; and (iii) working with the inVentiv Account Managers to handle access issues. In addition, inVentiv shall provide [ * ] national business director (“NBD” and, collectively with inVentiv Account Managers, and RBDs, the “Project Team”).

In the event that the Parties desire to increase the type and / or number of Project Team members providing Services under this Project Agreement they may do so by utilizing a Project Team Member Request Form (the “Request Form”) in a format that is substantially similar to the one attached hereto as Exhibit A – 1. The details set forth in the Request Form shall be mutually agreed upon by the Parties. For clarification, the Request Form may not be used in those situations where it is the intent of the Parties to amend terms and conditions of this Project Agreement other than those specific items set forth on the Request Form.

In connection with the promotion of Client’s Product, inVentiv shall provide the Client with following services set forth in this Exhibit A (collectively, the “Services”).

I.	ADDITIONAL DEFINED TERMS

(a)“Call” means the activity undertaken by an Account Manager to detail the Product, further described as a face-to-face presentation by an Account Manager to a Target and will include providing the Target with Product Literature (as directed by Client).

(b)“Call Plan” means a plan jointly designed by Client and inVentiv, which is intended to enhance the efficiency and effectiveness of the inVentiv Account Managers in making Calls. The Call Plan will be maintained by inVentiv at its offices with a copy of such Call Plan maintained by Client at its offices, and may be amended or reconfigured from time to time solely at Client’s written request, with Client paying inVentiv a fee, to be agreed upon in writing, for the performance of such amendment or reconfiguration services.

(c)“Deployment Date” means the date of the first Call by an inVentiv Account Manager, which is anticipated by the Parties to be on or about [ * ]. Notwithstanding the date set forth herein, the Deployment Date will be the actual date of the first Call by an inVentiv Account Manager.

(d)“Healthcare Professional” or “HCP” means a person, other than an individual patient, including, without limitation, any medical or health care professional or entity in a position to purchase, lease, recommend, use, influence or arrange for the purchase or lease of, or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prescribe the Products with whom Agents come in contact with in connection with providing the Services hereunder.

(e)“Hire Date” means the date the first inVentiv Account Manager is assigned to the Project Team.

(f)“Product” shall mean HEPLISAV-B.

(g)“Product Literature” shall mean promotional, informative and other written information concerning the Product. All Product Literature shall be prepared and provided by Client. The inVentiv Account Managers shall utilize the Product Literature when making Calls and shall not use any other documentation to promote the Product.

(h)“inVentiv Account Manager” means an individual provided by inVentiv who is engaged under this Agreement to detail the Products.

(i)“Targets” means the licensed practitioners who are identified by Client as potential prescription writers and/or customers for the Product as provided by Client to inVentiv. Targets also include Integrated Delivery Networks (IDNs)/Health Systems, Accountable Care Organizations (ACOs), including Medicare ACOs, State Public Health Departments, Corporate Accounts, hospitals, and other Key Account Customers that are identified by Client and provided by Client to inVentiv.

II.	HIRE STATUS, FLEET, TRAINING AND MEETINGS

(a)Hire Status—Generally. Upon execution of this Project Agreement, inVentiv will commence recruiting and hiring activities for the inVentiv Account Managers. In the event that inVentiv receives notification to commence recruiting and hiring activities with respect to a position or territory, and that position or territory is subsequently cancelled by Client at any time after [ * ] from the date of such notification, then Client shall pay a cancellation fee to inVentiv in the amount of [ * ] for each such cancelled position or territory.

(b)Hire Status—Provisioning. inVentiv shall provide the inVentiv Account Managers with the following:

(i)Salary, benefits, and bonus as agreed by Client.

(ii)Fleet automobiles and fleet management services to include the following:

(1)Coordination of department of motor vehicle (“RBDV”) checks and confirmation of completion for all employees in fleet vehicles

(2)Management of vendor involvement for accidents, fuel cards, and insurance

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(3)Coordination of delivery of bridge rentals or fleet vehicles dependent upon background and RBDV check completion, timeline of deployment and vehicle availability

(4)Recommendations for snow belt vehicles as applicable for project

(5)Ordering new vehicles or transfer of existing surplus vehicles dependent upon team size, availability and Client budget

(6)Timely pick-up of fleet vehicles through third-party vendor for terminations and leaves of absence (“LOAs”) as appropriate

(iii)The above stated fleet management services shall be managed by an inVentiv Fleet Analyst and assumes the following:

(1)Timely notification of territory and district locations for vehicle placement

(2)8-week standard timeline for ordering of new vehicles

(3)Vehicles delivered upon first day of field deployment

(iv)Human resources management services to include the following:

(1)Creation, distribution, and tracking of offer letters and new hire checklist items

(2)Distribution of emails from Sterling InfoSystems to complete required data for background screening and drug screen

(3)Distribution of info regarding the new hire green site to acknowledge reference documents, print new hire forms and send to human resources

(4)Tracking of background and drug screening results from Sterling InfoSystems (follow-up may be required)

(5)Notification to Client of background issues

(6)Conduct new hire orientation Webex on first day of employment or live at training

(7)Works with NBD/Project Lead for instances of PIP letters, investigations of compliance and other issues

(8)Coordination with leave administration on all state and federal leaves of absences

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(9)Delivery of termination notices, participation in personnel calls regarding downsizing and conversions

(v)The above stated human resources management services shall be managed by an inVentiv HR Manager and assumes the following:

(1)Timely completion of Sterling InfoSystems background link from new hires

(2)Information regarding vacation, bonus, expectations are available for inclusion in the offer letters

(vi)Information technology hardware to include iPads and laptop computers (including sales force automation software) and printers.

(vii)CRM and operational support as further described in Exhibit B.

(c)Training - The training responsibilities of the Parties are as follows:

(i)inVentiv shall be responsible for training members of the Project Team further described in Exhibit D.

(ii)Client shall be responsible for training members of the Project Team concerning all Product specific information including Product complaint handling procedures, applicable specific Client health care compliance policies and Client customer service policies and procedures, orientation to Client’s business, and adverse event reporting policies and procedures. The Parties agree to work together to mutually determine if, when, and at what cost additional training shall be provided to members of the Project Team.

(d)All expenses associated with POA meetings and national training meetings shall be paid for by Client as a pass-through expense or direct billed to Client.

III.	PERFORMANCE

If Client believes in good faith that the performance of any inVentiv Account Manager is unsatisfactory or is not in compliance with the provisions of this Agreement, Client shall notify inVentiv and inVentiv shall promptly address the performance or conduct of such person in accordance with its internal human resource policies; provided however, if removal is requested by Client, Client shall notify inVentiv in writing of the basis for such requested removal and the inVentiv Account Manager will not return to servicing Client under this Agreement without Client’s prior consent. In the event that Client determines in good faith that an inVentiv Account Manager has violated any applicable law, regulation or policy, Client shall notify inVentiv (in writing). inVentiv shall promptly address the issue and take all reasonable and appropriate action (including but not limited to termination of such employee). No such action shall be contrary to inVentiv’s internal human resource policies and procedures.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IV.	CALLS AND TARGETS

The inVentiv Account Managers shall provide Product Literature and Product samples (as needed) when making Calls as directed by Client. Client is solely responsible for the content, production and distribution (to the inVentiv Account Managers) of the Product Literature. Each inVentiv Account Manager shall record information concerning each Call, including but not limited to Product sample distribution, and concerning the profile of each individual Target (or other physician called upon) on whom the inVentiv Account Manager calls. Client shall permit inVentiv to access and use all Target, sales and Call-related data that supports or is associated with the Services that are performed in accordance with this Agreement (the “Data”). The Data shall be used by inVentiv for the purpose of evaluating the performance of its Project Team members; and, provided that inVentiv de-identifies all Client and Product specific components of the Data, including removing the name and other personal information of HCPs provided by Client to, or otherwise learned by, inVentiv in connection with its work under this Agreement, for business development and analytics purposes.

V.	THE PRODUCTS

The Product shall be promoted by inVentiv under trademarks owned by or licensed to Client and are Products which Client has all lawful authority necessary to market and sell the Products in all geographic areas where the Products are to be promoted under this Project Agreement. This Agreement does not constitute a grant to inVentiv of any property right or interest in the Products or the trademarks owned by or licensed to Client. inVentiv recognizes the validity of and the title of Client to all its owned or licensed trademarks, trade names and trade dress in any country in connection with the Products, whether registered or not. Client represents to inVentiv that neither those trademarks, trade names and trade dress nor the promotion of the Products by inVentiv infringes on any intellectual property right of any other person or entity.

VI.	HIRING PROFILE

In selecting Account Managers and RBDs, inVentiv will use the preferred hiring profiles approved by Client as set forth in Exhibit G, “Hiring Profiles.” inVentiv will take reasonable steps to confirm the accuracy of information concerning background and experience received from applicants for positions of Account Managers and RBDs. inVentiv shall not knowingly employ or otherwise retain, or permit to be retained as an Account Manager or RBD, a practicing physician or a person affiliated on a professional level with or employed by any physician, physician practice or other healthcare professional or provider or a person who is in a position to unduly influence the purchase of the Products.

VII.	BACKGROUND CHECKS

inVentiv shall be responsible for performing drug testing and background checks of all Account Managers after extending candidates an offer for a inVentiv Account Manager position, but prior to their hire. inVentiv represents and warrants that it will complete or cause to be completed a thorough background check of all Account Managers. This will include, Criminal Check, Social Security Check, Drug Screen, Motor Vehicle Record Check, Education Check,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Past Employer Check. inVentiv further represents and warrants that it will perform or cause to be performed background checks to confirm that no inVentiv Account Manager:

a.

is an excluded person on the Office of Inspector General’s List of Excluded Individuals/Entities and is not on the General Services Administration Excluded Parties List (as of the date the background check is performed);

b.	is, so far as it is aware, an unfit or an improper individual for the performance of the Services;
c.	is, so far as it is aware, engaged in any fraudulent or unlawful activity, or other inappropriate conduct as measured by the other requirements of this Agreement.

inVentiv shall institute prompt corrective or disciplinary action against any inVentiv Account Managers who fails to meet the requirements set forth in this Exhibit A. inVentiv further agrees to cooperate and comply with all investigations by or on behalf of Client with respect to wrongdoing, or alleged or suspected wrongdoing, in respect of any obligations of inVentiv or any inVentiv Account Managers under this Agreement.

VIII.	REPRESENTATIONS AND UNDERTAKINGS

(a)[ * ].

(b)Client represents that:

(i)it recognizes that for inVentiv to comply with its obligations hereunder, it shall need the good faith cooperation of Client to provide inVentiv with the necessary materials and assistance required to enable inVentiv to perform the Services;

(ii)the Services being provided by inVentiv are in furtherance of Client’s program of marketing and promoting the Products and as such, Client is responsible for ensuring, and further, Client represents and warrants, that the Client’s program being implemented by inVentiv pursuant to the terms hereof (but not the implementation thereof by inVentiv), is in accordance with Applicable Law ;

(iii)it shall ensure that none of its employees add, delete or modify claims of efficacy or safety of the Products, nor makes any changes (including but not limited to, underlining or otherwise highlighting any language or adding any notes thereto) in the Product Literature, during the training on the Products or during any communications with inVentiv employees;

(iv)it shall ensure that none of its employees working with the Project Team or in connection with the Services, directly or indirectly instruct any inVentiv employee to pay, offer or authorize payment of anything of substantial value (either in the form of compensation, gift, contribution or otherwise) to any person or entity in a position to order, recommend or purchase the Products contrary to any law; and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)neither it nor any of its employees directly or indirectly instruct any inVentiv employee to make any representations or warranties relating to the Products that conflict, or are inconsistent with applicable laws or the Food and Drug Administration approved labeling for the Products.

(vi)Client shall:

A.provide inVentiv Account Managers with all Product Literature and Product samples.

B.inform inVentiv promptly of any changes which Client believes are necessary or appropriate in the Product Literature or in information concerning the Products in order to be in compliance with all applicable federal and state law, regulations and administrative guidance.

C.respond appropriately and in a timely manner to any inquiry concerning a Product communicated to inVentiv from any licensed practitioner and communicated by inVentiv to Client.

[Remainder of Page Left Blank Intentionally]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A-1

PROJECT TEAM MEMBER REQUEST FORM

This Request for Additional Project Team members is issued pursuant to the Master Services Agreement between inVentiv Commercial Services, LLC (“inVentiv”) and Dynavax Technologies Corporation (“Client”) dated January 11, 2016 and the Project Agreement issued thereunder dated ____________

PART 1	To be completed by Client Attach any relevant, helpful information
NUMBER AND TYPE OF PROJECT TEAM PERSONNEL REQUESTED
TERRITORY LOCATION(S)
REQUESTED HIRE DATE
DEPLOYMENT DATE
AUTHORIZED CLIENT REPRESENTATIVE SUBMITTING REQUEST	Signature: Name: Title: Date: Phone: Fax:
PART 2	To Be Completed by inVentiv
NEW PROJECT TEAM MEMBER DETAILS (the fees set forth below are per Project Team member added):	Request is Accepted, and Recruitment shall begin immediately upon Client approval of New Representative Details:
Implementation Fee $______
Added Fixed Monthly Fee: $______	(sign and date)
Target Start Date: ______	inVentiv Contact Person:
Phone:
New Project Team member accepted and customer understands that recruiting will begin immediately: (sign and date) Client Contact Person: Phone:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B
THE SALES OPERATIONS SERVICES

1.0Executive Summary

This Exhibit B describes the scope of work, deliverables, and assumptions for field operations initial implementation and ongoing annual support for the Project (as defined in Section 3.1.1(a)). Any changes to the assumptions, deliverables, or scope of work described in this Exhibit B, or any new work request(s), will follow Section 3.1.1(d), Change Control Process of this Exhibit B.

2.0Scope of Services

The following service areas are part of field operations initial implementation and ongoing annual support:

•	Operations Management
•	Customer Relationship Management (CRM)
•	Customer Master Source Data & Validation
•	Travel and Expense Management
•	Transparency Reporting
•	Data Management
•	Analytics and Reporting
•	Targeting, Alignment and Call Plan Administration
•	Incentive Compensation Management
•	Field Support Services
•	Technology Training Services
•	LMS System Support
•	Quality Management and Assurance
•	State License Verification

3.0Scope of Work Definition

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.1	Operations Management

3.1.1 As part of operations management, inVentiv will provide the following:

(a)

Project Management. inVentiv will provide a fully integrated project management approach for the implementation of the operations services (the “Project”). The Project will be managed by an assigned Project Manager (“PM”) who will be responsible for the following:

(1)	Leadership of Project kick-off meeting to include review of scope, timelines, and assumptions for each functional area, Project Team member introduction, and status reporting formats and meetings.
(2)	Integration of all Project activity, timelines, and deliverables across all functional areas into a consolidated Project schedule.
(3)	Leadership, facilitation, and documentation of all meetings, including meeting notes and action items.
(4)	Management of the Project schedule including task management, escalation of issues, risk identification, and interdependencies through Project documentation including:
(i)	Issue tracker;
(ii)	Milestone tracker; and
(iii)	Action item tracker.
(5)	Project status meetings and Project status reporting, including weekly status reports and plan reviews with the Client.
(6)	Project close-out and lessons learned session to include any information that can be applied to the ongoing operational support of the Client after the initial implementation is complete.
(7)	Project management implementation deliverables including the following:
(i)	Weekly implementation schedule identifying Project activities and target completion dates.
(ii)	Weekly implementation log of risks, actions, issues, and key decisions (“RAID”).
(b)	Technical Operations Management. The PM will be the lead operations point for the implementation and ongoing support of the field operations technical

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

services. The PM will be responsible for understanding the Client’s requirements and business rules, and communication and alignment across all inVentiv operations service areas. The PM will be responsible for leading all Project status meetings, issue management, and Client and internal communications for operations services, working under the leadership of the assigned National Business Director (“NBD”). Technical operations Project implementation deliverables include the following:

(1)	Ongoing communication plan;
(2)	Technical operations deliverables document identifying standard deliverables and key business rules – delivered within six (6) weeks of the first day in the field;
(3)	Monthly technical operations status report;
(4)	Monthly operation leadership meeting and supporting documents; and
(5)	Quarterly business review meeting and supporting documents.
(c)

Field Administrative Management. An Operations Manager (“OM”) will be assigned to oversee and ensure that the Client and internal inVentiv teams communication across all field administrative tasks, including the following activities:

(1)	Field Administrative Management—Implementation.
(i)	Project set up and roster management using inVentiv’s proprietary master roster system;
(ii)

Onboarding of new hires, including all aspects of administrative systems and processes (e.g., travel, CRM system, business cards, welcome memo, conference call accounts, fleet coordination, credentialing, licensure);

(iii)	Meeting planning logistics, if requested;
(iv)	Venue sourcing, hotel sourcing/booking, meal and events arrangements, ground transportation set up, flight arrangements, travel letter development, and budget tracking ;
(v)	On-site meeting support available, as needed;
(vi)	Training development and coordination;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

•	Identify and coordinate inVentiv/Client courses for LMS upload
•	Coordinate presenters/training schedules & agendas
•	LMS course completion monitoring
•	Post launch mastery training plan development

(vii) Team Expense Travel and Budget Policy development.

(2)	Field Administrative Management—Ongoing Support.
(i)	Roster management and distribution;
(ii)	Continuation of meeting planning logistics, as described above, either with Client vendor(s) or as a stand-alone offering;
(iii)	Monitoring Project parameters and managing eligibility and payout of incentive compensation and awards within approved Project guidelines;
(iv)	Coordinate, route, track, and report operational initiatives, questions, or directives across all of the internal administrative departments, as well as external vendors and Client home office;
(v)	Review of monthly invoicing and budgets for adherence to Project P&L;
(vi)	Coordination with sample management and fulfillment vendor (if applicable);
(vii)	Coordination with inVentiv compliance on HCP expense monitoring and reporting;
(viii)	Onboarding of backfill new hires to include all aspects of administrative systems and processes;
(ix)	Coordination of communication to the field;
(x)	Ad hoc reporting (e.g., turnover/vacancy reports, budget tracker);
(xi)	Monthly field employee roster audits; and
(xii)	Payroll processing;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(xiii)	Review and ensure all field expense reporting is completed, to include HCP reporting;
(xiv)	Field communication to include the following for the team conference call:
•	FAQ development with HR and business lead
•	Communication script
•	Project exit check list and acknowledgement
(xv)	Monitor return of inVentiv property;
(xvi)	Monitor return of Client property (i.e., samples, marketing materials, etc.);
(xvii)	Coordination with fleet department on return of vehicle (if applicable); and
(xviii)	Deactivations of all Project specific accounts (i.e., conference call/WebEx, etc.).
(d)

Change Control Process. Throughout the course of providing field operations support, additional knowledge may be gained, and situations and underlying assumptions may change. A component of the Project management process is to identify the changes and make informed decisions, especially with regard to functionality, schedule and cost. The change control process enables inVentiv and its clients to maintain a shared vision for the Project. The objectives of change control are to:

(1)	Assess the impact of scope changes on Project schedules, resources and pricing;
(2)	Provide a formal vehicle for approval to proceed with any changes to the Statement of Work;
(3)	Provide a Project audit record of all material changes to the original Statement of Work; and
(4)

If requirements arise that are outside the scope of this Exhibit B, a Change of Scope document (or an amendment to the Statement of Work, as applicable) will be submitted for Client approval following the below process:

(i)	Client requests additional requirements for new functionality or deliverables outside the scope of work identified.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)	inVentiv reviews change, meets with Client and internal team members to understand and scope Client expectations regarding business need, timelines, and other deliverable expectations.
(iii)

inVentiv provides Change of Scope (or Amendment or new SOW) document, which outlines work effort, timeline and pricing impacts of the change. Pricing will be determined based on standard rates provided below.

(iv)	Client accepts proposal and signs Change of Scope (or Amendment or new SOW) document which authorizes work to begin on the change request.
(5)	Standard Pricing Table.

Role	price/HR
Software Development	[ * ]
CRM Configuration	[ * ]
Data Management	[ * ]
Alignment/Call Planning	[ * ]
Incentive Comp Modeling/Design	[ * ]
Analytics & Reporting	[ * ]
Project Management	[ * ]
Testing	[ * ]
IC Administration	[ * ]
Training (Content/Delivery)	[ * ]
Hardware/Help Desk	[ * ]

3.2	Customer Relationship Management (“CRM”)
3.2.1

CRM; Client Configuration and Available Functionality. inVentiv will provide a CRM application. Additionally, within its CRM application, inVentiv will set-up a single, Client-specific, dedicated CRM environment configured specifically to the Client’s business rules (the “Client Configuration”). The core functionalities within the Client Configuration are as follows, and will be configured by inVentiv upon selection by Client:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)	Customer profile management across account types (individuals and organizations);
(b)	Call recording, reporting, and loading of Call plans;
(c)	Closed-Loop Marketing (“CLM”), loading and presentation of digital media as part of integrated call record;
(d)

Sample management and recording of samples and physician signature capture as part of integrated call record, including Prescription Drug Marketing Act (PRBDA), CFR Part 11 Validation, if requested by Client;

(e)	Medical Inquiry Request Form (“MIRF”) including physician signature capture;
(f)	Field Coaching Report (FCR) configuration;
(g)	Pre-established reports and dashboards to enable field and field management performance (online only); and
(h)	iPad/online platform options including online/home office PC, field tablet PC, and iPad to support mobility needs and improved customer interaction.
3.2.2	CRM; Client Configuration Development and Implementation. CRM implementation will be led using an agile development approach including the following deliverables:

Project Deliverable	Definition
Initial Requirements

Demonstration of the Client Configuration; and discussion of Client needs and business environment to support the general usage and end-user experience; will include accounts, functions, Call types, products, customer profile maintenance, etc.

Alpha Review

First iteration of the Client configuration based on requirements gathered in the Initial Requirements session. Detailed demonstration of the Client Configuration for more in-depth review of Client requirements.

Configuration Requirements Document (“CRD”)

After the Alpha Review, inVentiv will provide the Client with a draft CRD document which summarizes all end-user system requirements taken from both the Initial Requirements and Alpha Review sessions. The CRD will form a basis for the final Client Configuration specifications, risk assessment, testing, training, and validation (if applicable).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Project Deliverable	Definition
Beta Review	The final phase of the Client requirements will be a Beta Review, which will allow for any changes to the Client Configuration system requirements for final testing and production readiness.
CRD Sign-Off

Any changes or additions to the Client Configuration requirements during the Beta Review will be incorporated into the final CRD and submitted to the Client after the Beta Review session for final approval and signature.

3.2.3	Client Configuration Assumptions. The scope of the Client Configuration CRM delivery and associated timelines for the Project assumes the following:
(a)

Necessary Client members are available for the Initial Requirements, Alpha Review, and Beta Review meetings (each typically 3 hours), based on the weeks assumed in the agreed upon Project plan (Alpha Review/Beta Review may be done via WebEx);

(b)	Sign-off of documentation within 5 days of delivery by necessary Client members;
(c)	No customization of code outside of CRM provided configuration capabilities;
(d)	Use of standard MIRF functionality and data extracts to medical information;
(e)

Client Configuration/CRM does not include Adverse Events/Pharmacovigilance (“AE”) reporting or recording. An alert is setup in the CRM system to remind field users of the appropriate number/process to communicate to HCPs;

(f)	Linking to company or external web-based systems within CRM tab structure;
(g)

Access to inVentiv Veeva Vault for Client approved content including: CLM presentations and approved email templates. Alternatively, inVentiv Veeva Vault may be setup to attach directly to Client internal Veeva Vault system in cases where Client is using Veeva Vault for internal Medical, Legal, Review (“MLR”). inVentiv Veeva Vault is not used for internal Client MLR usage, only for field delivery of approved content;

(h)	Sample management functionality, if required, and data feeds for sample shipments, SLN validation, and sample product information as determined by Client requirements;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	Inclusion of sales data within standard Veeva reporting functionality (online only);
(j)	Field Coaching Report originates from manager, not representative, including data entry only. Form will not be pre-populated with any data from any source;
(k)	Call history within the Sales Force Automation (“SFA”) system not to exceed 15 months (5 Quarters) without purchasing additional data storage from Salesforce.com;
(l)

External access for Client home office administrators can be granted with change control processes in place to ensure integrity of inVentiv production environment, with additional license costs as dictated by home office license pricing in contract;

(m)	Ongoing support for CRM system including tier 2/technical support for escalated calls from field support desk, and home office support needs; and
(n)

Ongoing support assumes up to [ * ] hours of CRM work effort annually, inclusive of production support, system upgrades, technical support, and/or enhancements. Any unused portion of the annual hour allotment may not be carried forward into subsequent years. Additional work-effort beyond the [ * ] hour annual allotment will require work estimates and Change of Scope as detailed in Section 3.1.1(d), to be coordinated by the PM.

3.3	Customer Master Source Data and Validation
3.3.1	Veeva Network and Veeva OpenData Validation.
(a)

inVentiv shall provide a near real-time customer validation process leveraging the integration of Veeva Network and Veeva OpenData. This combination gives direct access to Veeva OpenData for adding and changing of HCP and HCO data, which allows for field users to search, add, and immediately pull-down HCPs/HCOs industry standard identifiers and compliance information, such as SLN and IDEA, upon adding the new prescriber, as opposed to waiting the standard 2-3 weeks for weekly data exports and validation.

(b)

Client and inVentiv’s targeting and alignment team will also have access to Veeva OpenData for sales or marketing research, such as to identify initial target universe, ongoing target adjustments, new product or market evaluations, etc.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	The Veeva Network service includes the following:
(1)

Configuration and support for utilizing Veeva OpenData and the Veeva Network to allow for this Customer Master Data solution to control the universe in the CRM system and to provide for data stewardship services via Veeva OpenData provided controls.

(2)

Data change requests can be submitted by field users to the Veeva OpenData data stewards, which increases efficiency and decreases timelines associated with routine action request processing for universe changes discovered by the field.

(3)

The Veeva Network account search will allow for the field to search the Veeva OpenData Customer Master Data for any HCP or HCO that meets the search criteria, and provides the ability to add that HCP or HCO to their Veeva CRM territory. The information included is pre-validated by Veeva OpenData so an eligible HCP can be sampled immediately. Additionally all valid address information known for that account will be brought down with the HCP or HCO selected.

(d)	The Veeva OpenData service includes access to the following data set:
(1)	Licensed field and home office users have access to entire customer universe (HCPs, HCOs, addresses, affiliations) in the Veeva OpenData customer universe.
(2)	Usage of compliance data scrub — for industry standard identifiers SLN, NPI, DEA #s for initial and ongoing data validation.
(3)	Usage of data hygiene scrub — for HCP demographic data such as address, specialty etc. for initial data validation.
(4)

Access to email address data is not included in standard offering but may be available on a per record basis for marketing initiatives as needed and is recommended for usage if Client is implementing enhanced approved email functionality (not included in base CRM license).

3.3.2	Validation Fee Structure.

inVentiv services will include a user license for the Veeva Network application and Veeva OpenData services based on a per user, per month

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

fee assuming the same user count as the number of licenses purchased for the Client Configuration.

3.4	Travel and Expense Management
3.4.1

Travel & Expense Set-Up and Ongoing Services. inVentiv shall leverage its then current travel and expense (“T&E”) management system application (and solution provider) (collectively, the “T&E Management Solution”), currently Concur, for capture and reimbursement of all expenses incurred by inVentiv employees recruited for the Client’s Project, and for HCP data capture necessary for transparency reporting. The T&E Management Solution assumes the following:

(a)	Required Client members are identified and available for requirements gathering;
(b)	Client’s requirements align with the standard baseline Concur configuration, (i.e. able to utilize existing expense types, approval workflow, etc., without customization);
(c)	Completion of Configuration Request document for Project set-up based on Client spend limits and business rules;
(d)	Acceptance of inVentiv universe for HCP selection utilizing Medpro Concur Connect;
(e)	Ongoing support for Concur T&E management system including tier 2/technical support for escalated calls from field support desk;
(f)	Changes to or additional audit rules may be requested post-deployment;
(g)	On-going roster management as teams expand or re-align (including territory and manager changes);
(h)	Information on areas such as Amex cards, mileage rates, report approvers, etc. are communicated and decided on at onset of implementation based on Client business rules;
(i)

T&E management system setup and support is only provided for inVentiv employees. If any Client employees are supported, Client will be responsible for the deployment of the T&E management system and capture of any HCP meal spend, etc. for the Client employees;

(j)	Coordination of Learning Management System (“LMS”) Project set-up and communication of system access and viewing of Concur module to new hires/end users;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(k)	Inclusion of Expense Management in Technology Training sessions; and
(1)	Tracking of completed Concur module review in LMS per user.
3.4.2

Travel & Expense Deliverables. The T&E management system application work stream will be managed by the Operations Manager, the Concur system subject matter expert, and the compliance lead, and will include the following deliverables:

Project Deliverable	Definition
T&E Guidelines	General inVentiv guidelines provided to assist the Client in developing their T&E program; this can be reviewed and modified by Client as required.
Compliance Business Rules Document

Detailed document describing all compliance business rules associated with the Client Project. A draft will be provided with inVentiv’s base business rules and guidance with review and modifications as needed, and approval by inVentiv and Client.

ERD (Expense Requirements Document)

Detailed document describing standard Concur functionality and Client-specific business rules based on requirements gathering and configuration request.

Following internal review, final document will be reviewed and approved by inVentiv and Client.

Training Documentation	Training documentation provided to field users and management with guidance on T&E management system application and compliance business rules and usage.

3.5	Transparency Reporting
3.5.1

Background. H.R. 3590, Section 6002: “Transparency Reports and Reporting of Physician Ownership or Investment Interests,” also referred to as the “National Physician Payment Transparency Program” a/k/a the “OPEN PAYMENTS” or “Sunshine Act” and H.R. 3590, Section 6004: “Prescription Drug Sample Transparency,” requires certain data collection and reporting regarding payments or transfers of value and drug sample distribution to physicians. All transfers of value by inVentiv to an HCP or HCO must comply with Applicable Law, Client’s Code of Business Conduct and Ethics (a copy of which shall be provided by Client to inVentiv) and Client’s applicable policies provided by Client to inVentiv.

3.5.2	Data Management. inVentiv will provide the following data management services to Client:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)	For Clients utilizing inVentiv Concur for HCP-related meal expenses, regular reports of HCP-related meal expenses in inVentiv’s standard format;
(b)	For Clients utilizing inVentiv CRM, regular reports inVentiv’s standard format of items of value that are non-sample items left with HCPs;
(c)	For Clients utilizing both inVentiv’s Veeva CRM and J. Knipper and Company for sample accountability, inVentiv will provide a report of drug samples left with HCPs;
(d)	For all provided reports, inVentiv will run full-cycle system testing and support UAT testing; and
(e)	All reports will be clearly defined in terms of layout, content and delivery in the Data Requirements Document.

inVentiv will work with Client in the data requirements process to confirm the file format, data elements, file delivery process and frequency to meet Client specifications for transparency reporting and Client System Integration. inVentiv’s Monitoring and Auditing processes for transparency reporting is detailed in Exhibit C, Compliance.

3.6	Data Management
3.6.1	Generally.
(a)

inVentiv will provide data loads and data integration services for standard data imports and exports. Data management services includes data flowing to and from the Veeva CRM application, including Client data sources, third parties (i.e. sales data), or service partners. The data management team will work with the Veeva CRM, and analytics and reporting tools, to ensure that all Client business rules and data requirements are understood and planned for in the overall implementation plan.

(b)

A full description of all data files and formats for data interfaces will be provided in the Data Requirements Document (“DRD”), which will be included as part of the Project Plan with necessary approvals from the Client and Project leads. The DRD will also include a Production Schedule, for ongoing data management services.

3.6.2	Data Loads, Imports and Extracts—Standard. The Project assumes use of standard data loads and file formats for all initial and ongoing data support as provided below:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)	Standard initial data loads shall use agreed upon inVentiv/Client formats including:
(1)	Territory hierarchy;
(2)	Customer universe, alignments, and Targets/Call plans;
(3)	Product information; and
(4)	Call history (if required).
(b)	Standard reoccurring data imports shall be conducted at set frequencies and in agreed upon formats as needed for the following:
(1)	Prescriber/account sales data (weekly & monthly);
(2)	Prescriber payer data (weekly & monthly);
(3)	Call Plan/Targets (quarterly); and
(4)	Customer universe updates—validation responses (weekly).
(c)	Standard reoccurring data extracts shall be provided at set frequencies to either home office or third party vendors as needed for processing to include:
(1)	Call/activity data (weekly or monthly);
(2)	Medical inquiries (daily);
(3)	Sample activity (weekly or monthly);
(4)	Extracts supporting Transparency Reporting in Section 3.5 (monthly or quarterly);
(i)	RBDE Spend data from Concur;
(ii)	Items of value, open payments reports;
(iii)	Hand-carry sample reports for ACA 6004 (Knipper clients only); and
(5)	Customer Universe Validation Requests (weekly).
(d)	Standard data maintenance services will be provided for the ongoing support of the systems and data at fixed frequencies as defined below to include:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1)	State license validation process to reduce field impact in sampling (weekly);
(2)	PDRP flagging on accounts (monthly);
(3)	Routine merging of accounts (quarterly);
(4)	Setup of integration between Veeva CRM and data warehouse, which allows roster, Territory hierarchy and Product management to be seamless (daily);
(5)	Processing of action requests (Client data changes) (quarterly);
(6)	Time off Territory and holiday updates (monthly);
(7)	Ongoing maintenance of sales and payer data (weekly or monthly based on sales data provider availability);
(8)	Training database setup and management (quarterly);
(9)	Tier 2/technical support for data issues routed from the Field Support Desk (daily);
(10)	Customer sales data extracts for IC (as defined in Section 3.10) processing (monthly); and
(11)	Customer sales data and Call/activity extracts for A&R processing (monthly).
(e)

Ongoing support assumes up to [ * ] of work effort monthly for the ongoing data management services as provided in the DRD. Any unused portion of the monthly hour allotment may not be carried forward into subsequent months. Additional work-effort beyond the [ * ] monthly allotment will require work estimates and Change of Scope as detailed in Section 3.1.1(d), to be coordinated by the PM.

3.6.3	Assumptions. The scope of the data management delivery and associated timelines for the Project assumes the following:

Project Deliverable	Definition
Initial Requirements	Discussion of client needs regarding data loads, extracts, and imports and finalization of Project plan and scope based on SOW assumptions and change management process

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Third Party Agreements (TPA)	inVentiv will secure, in coordination with Client, any rights and licenses that inVentiv needs from external vendors such as sales data companies which require TPA for data services to be provided
DRD (Data Requirements Document)

inVentiv will provide the Client with a DRD document which summarizes all data loads, imports, and extracts, as well as any business rules, frequencies, and formats associated with the data services to be provided as part of implementation and ongoing data management services, the DRD draft will be reviewed, modified as needed, and signed by the Client to confirm Project deliverables

Test Files	The Client or third parties will provide needed test files in specified formats and agreed dates in the Project plan based on the implementation schedule
Final Production Files	The Client or third parties will provide final production files in specified formats and agreed dates in the Project plan based on the implementation schedule

3.6.4

Non-Standard; Changes. Any additional data feeds not included in the standards as defined above, or changes to data exchanges or maintenance subsequent to the approved DRD will follow the change control process and rate schedule set forth in Sections 3.1 and 3.1.1(d) respectively.

3.7	Analytics and Reporting
3.7.1	Veeva CRM Dashboard Reporting.
(a)

Reporting Generally; User Types. The Project assumes general field activity reporting will be provided in the Veeva CRM Dashboard Reporting environment utilizing inVentiv’s pre-configured reporting tools to optimize field performance and implementation setup time. inVentiv reporting will be provided for the following user types aggregated based on the user type’s span of control:

(1)	Representative (Territory level);
(2)	Field Management (regional level); and
(3)	Home Office (national level).
3.7.2	Veeva Report Configuration and Templates.
(a)

inVentiv will configure the reporting tools to include Client specific fields and terminology, where applicable, within Veeva and SalesForce.com guidelines. Veeva requirements, development, and deployment will follow the requirements and format as provided in the Veeva CRD as stated in Section 3.2, and may include the following: field activity, including the following: Call activity, Call plan adherence,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

sample activity, CLM utilization, synchronization monitoring, manager exceptions, and/or administration.
(b)	Report Templates. The Veeva template field reporting package is designed to drive sales behavior in the following ways:
(1)	Evaluation of prescriber sales for pre-Call planning from account summary report;
(2)	Measure that the most valuable drivers of sales were detailed and sampled in accordance with the recommended Call plan - account/physician –
(i)	Average Calls per day –reviews Call activity against Target or segmentation;
(ii)	Reach and frequency can be found on analytics tab;
(iii)	Call plan information can be found on the Call plan tab; and
(iv)	Call Plan Analysis Report can be found on the analytics tab.
(3)	Measure the impact of detailing and sampling on sales –
(i)	Effort vs. results report can be found on the analytics tab.
(4)	Examine the landscape for the product to identify top sales accounts and potential –
(i)	Territory sales analysis—reviews trends in Client Product and competitive landscape; can be found on analytics tab;
(ii)	Territory payer analysis –examines payer information; can be found on analytics tab; and
(iii)	Territory comparison report—compares sales performance at the Territory level for all territories within span of control; can be found on analytics tab.
(5)	Report Template Table.

Template Reports	Base Assumptions	Standard Frequency

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Template Reports	Base Assumptions	Standard Frequency
Account Summary	Prescriber based product level prescription data	At same frequency as sales data (aka prescription data) delivery to Client
Activity/ Administrative	1.Reviews key territory and/or district performance indicators with drill down details for: a. Interactions b. Detailing c. Sampling	Real time as of last synchronization and refresh
2.Review key territory and/or district administrative metrics with drill down details
3.Any information collected within a check box or drop down list into the Veeva systems can be aggregated into a dashboard element.
4.Text box information can be rolled into a report but not the dashboard.
5.Dashboards can have up to 20 measurement elements
6.All Dashboard elements are pictorials which aggregate data from an underlying report
7.All pictorials are flexible but limited to two dimensions
8.Color selection is not an option
9.Filters can be applied to comparable data
10.Reports can be filtered by user level (Field, Management, Home Office)
11.Other Reportable Activity:
a.System Utilization
b.Pending Interaction (Exception/incomplete information)
c.Time off Territory
d.Synchronization Reports
e.Interaction by Date and Time
f.Field Action Requests
12.Account Demographics
a.Target/Non-Target
b.Account Type (practitioner, pharmacy, staff, etc.)
c.Specialty
d.Segmentation
e.Custom Profile Attributes
13.Closed Loop Marketing (CLM)
a.Slide Utilization as % of Calls
b.View Duration
c.Ranking of Slides by View count and Average Duration

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Template Reports	Base Assumptions	Standard Frequency
d.Viewer Reaction (Positive, Neutral, Negative)
Reach and Frequency	Adapted to specific activity measurements and goals within set up matrix (calls, targets only, reach, frequency, sample distribution)	Real Time as of last synchronization and refresh
Average Calls Per Day	Average Calls Per Day versus goal	Real Time as of last synchronization and refresh
Territory Sales Analysis	1.Adapted to specific product/market definition 2.Monthly prescriber based product level prescription data; Up to 3 promoted products	At same frequency as sales data (aka prescription data) delivery to Client
Territory Comparison (Mgmt. supplement)	1.Adapted to specific product/market definition 2.Monthly prescriber based product level prescription data; Up to 3 promoted products 3.Comparison of sales data amongst the assigned span of control	At same frequency as sales data (aka prescription data) delivery to Client
Territory Payer Analysis	1.Monthly payer based product level prescription data 2.Analysis of the prescriber payer 3.Top payers 4.Comparison of payer market products	At same frequency as sales data (aka prescription data) delivery to Client
Effort vs. Results aka Impact Report	1.Adapted to specific product/market definition 2.Up to 3 promoted products 3.Monthly prescriber based product level prescription data	At same frequency as sales data (aka prescription data) delivery to Client

3.7.3	Custom Analysis & Insights.

Analysis or custom one-time/ongoing reports will be provided at an assumed amount of up to [ * ]. Any unused portion of the monthly hour allotment may not be carried forward into subsequent months. Additional work-effort beyond the [ * ] monthly allotment will require work estimates and Change of Scope as detailed in Section 3.1.1(d), to be coordinated by the PM.

3.8	Targeting, Alignment and Call Plan Administration
3.8.1	Generally. inVentiv will provide targeting and sales force alignment services for optimization of key targets. The goal of these services is to:
(a)	Optimize geographic coverage on the most valuable Targets while balancing Territory workload;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Target list generation based on business-specific workload parameters including the incorporation of any segmentation, detailing and frequency provided; and
(c)	Identification of uncovered white space geography.
3.8.2	Deliverables.
(a)	Metropolitan Statistical Area (MSA) overview;
(b)	Alignment summary including coverage of top targets;
(c)	Uncovered geography summary;
(d)	Mapping at territory, district and national levels;
(e)	Zip-Terr;
(f)	Span of control; and
(g)	Target list.
3.8.3	Assumptions.
(a)	The scope assumes the following:
(1)	Client will provide the initial alignment during the Project implementation.
(2)	Alignment will be created utilizing inVentiv’s preferred alignment software;
(3)	Territory workload parameters and Project assumptions are agreed upon before work starts;
(4)	All third-party agreements are signed off on before work starts;
(5)	If third-party data purchased by inVentiv will be passed through to Client;
(6)	Client will supply physician level universe which will include best address and any workload specific data points (i.e., Rx, Deciles, etc.);
(7)	One (1) per-deployment interactive alignment session for the field managers for minor geographic tweaks; and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(8)

Quarterly Target or Call plan updates will be managed through the Veeva Action Request process, with timing provided for minor home office changes. This will be done for alignment and Target updates each quarter, with District Manager/Sales Management reviews, per the agreed upon process between Client and inVentiv. Ongoing support assumes up to [ * ] of work effort quarterly, inclusive of Target and Call plan updates. Any unused portion of the quarterly hour allotment may not be carried forward into subsequent quarters. Additional work-effort beyond the [ * ] quarterly allotment will require work estimates and Change of Scope as detailed in Section 3.1.1(d), to be coordinated by the PM.

(9)	One (1) re-alignment within the first [ * ] months of execution, as requested by Client.
(b)	Items not included in the assumptions:
(1)	Major realignments or re-targeting exceeding >[ * ] changes in territories, geography, or segmentation such as new Target strategy, expansions, or down-sizing; and
(2)	Additional mapping and data analysis.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.9	Incentive Compensation Management
3.9.1

Generally. inVentiv incentive compensation management will design and /or implement an annual incentive compensation (“IC”) plan and administer quarterly payouts. inVentiv IC personnel will facilitate an IC assessment meeting to ascertain scope of work, IC plan parameters, data availability, budget, IC plan goals and bonus culture. Sessions will be led by inVentiv IC employees experienced in the discipline of IC plan design and field performance measurements. The assessment sessions are strategically structured to aid in the IC plan design, consisting of metrics aligned to business strategy. After the IC plan design has been approved by the parties, the inVentiv incentive compensation department will implement, manage and administer IC plan.

3.9.2	Standard IC Services are inclusive of the following:
(a)

Two IC plans in the first year; one for the first six (6) month period, and one for the subsequent six (6) month period. Thereafter, inVentiv will provide a single annual IC plan for each Client team (i.e. Sales and Sales Managers) for the covered field employees, with no more than two (2) Plan Updates (as defined herein) per year. Each IC plan shall be reviewed and approved by Client before it is finalized and implemented. A “Plan Update” is defined as a change, which does not alter the IC plan structure (i.e. change to a payout grid or goal) thus resulting in an amendment to the IC plan. Changes to IC plan structure, which require a new set of modeling, design work, and/or plan communication documentation are considered a “New Plan,” and may be subject to a separate Statement of Work (“SOW”). Any change to an approved IC plan that pertains to incentive compensation based on sale of product or other revenue or unit based measure, must be reviewed and approved by Client.

(b)	The components of an IC plan will include the following:
(1)	Plan concept presentation deck;
(2)	Formal plan document with electronic signature;
(i)	Inclusive of:
•	Plan design measurements
•	Business rules
•	Data crediting
•	Calculations
•	Participation rules
•	Terms and Conditions

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)	IC Plan document will be reviewed by the following:
•	Sales Leadership
•	inVentiv Human Resources
•	inVentiv Corporate Compensation
•	inVentiv Authorized Legal
•	Client
(3)	Monthly spreadsheet (“IC Grid”) of calculated results (dependent on data availability and IC plan design);
(4)	Monthly field scorecards (dependent on data availability and IC plan design);
(5)	Quarterly payout administration in accordance with the inVentiv payroll calendar;
(6)	A single contest/special performance for field force per year to include:
(i)	Contest Concept Presentation Deck;
(ii)	Formal Plan Document with electronic signature;
(iii)	Single payout administration in accordance with the inVentiv payroll calendar; and
(iv)	Single contest grid and/or scorecard of contest results.
(7)	A single annual President’s Club contest/trip to include:
(i)	Results published in conjunction with the monthly IC reporting process.
(8)	Additional services and changes will be subject to the Change Control Process and subject to an amendment.

3.9.3	IC Plan Deliverables and Timelines.
(a)	Design Phase.

Category	Description	Duration/Timeline

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IC Plan Meeting(s)	Initial Meeting to discuss:	1 day — initial meeting; subsequent follow-up meetings may be held to discuss pending topics or matters requiring further discussion from initial meeting.
•Corporate Philosophy
•Sales Goals/Objectives
•Sales/Marketing Strategy
	•Business Rules	Maximum timeline 3 weeks
•Data Inputs
•Eligibility Requirements
IC Modeling	Based on inputs derived from initial IC meeting(s), inVentiv will create/provide IC deck illustrating:	•1 week to provide recommendation
	•Recommended IC plan(s)	•1 week for feedback/follow-up
	•Payout Scenarios/Distribution	•Additional time may be needed if data is required for modeling
Field Communication	IC Plan communication includes:	3 weeks (maximum) once IC plan has been finalized.
•PowerPoint deck (Management Team & Sales force)
•Word/PDF document (for IC plan participants/acknowledgement)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Implementation Phase.

Category	Description	Duration/Timeline
IC Plan Programming

•Data Process Setup

•SQL Programming

•User Interface Setup

•Report/Scorecard Programming

•KPI/MBO Programming (if applicable)

•Acknowledgement Portal Setup

•Administration Portal Setup

•Programming QC & Testing

•Validation & QC of IC plan programming (independent of Programming QC)

•Minor changes (cosmetic, etc.)

Maximum of 3 weeks after receipt of initial sales data file in final format

(c)	Maintenance/Management Phase.

Category	Description	Duration/Timeline
Plan Administration

IC plan processing

•Report Generation

oPayout Grid/Summary

oScorecard

oManagement Summary

•IC plan QC

•Report Distribution

•Roster Management

•Eligibility; LOA; PIP; New Hire

•IC Portal Maintenance

•Acknowledgment

•Administration

4 weeks after receipt of monthly sales data file

As IC is a pass through expense to Client, inVentiv encourages Client input on IC plan design. In instances where Client has given input into the IC plan design

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or when inVentiv implements an IC plan design created by Client, Client acknowledges and agrees that it shall use best efforts to timely approve such IC plan design, The foregoing notwithstanding, in the event field force goals, dependent data, Client requested input, and/or plan documentation are not approved by Client and/or acknowledged by the field force within forty-five (45) calendar days into the then current IC plan period, inVentiv reserves the right to implement either the IC plan which was utilized in the prior IC period or an inVentiv standard best practice IC plan, and Client acknowledges that by engaging inVentiv to perform incentive compensation management, Client is expressly consenting to the foregoing.

3.10	Field Support Services
3.10.1	Help Desk. The inVentiv field support service desk supports inVentiv systems and operational processes for field user readiness and performance.
(a)	Field support service desk hours are Monday through Friday, 8am-10pm, Eastern Standard Time
(b)	Standard inVentiv metrics and KPIs for call and ticket resolution
(c)	Field Support can be reached via telephone or via email
(d)	Knowledge base will be supplied for field support service desk based on Client business rules and system configuration
(e)	Standard monthly reporting will be provided along with post-rollout daily monitoring reporting for 2 weeks following each field deployment
3.10.2	Asset Management.
(a)

inVentiv will provide asset management services ranging from hardware procurement, to configuration and deployment, and includes tracking IT assets throughout the life of the Project. inVentiv maintains a suite of standard Windows images and custom images available as needed. Client hardware is asset tagged, scanned and secured in a locked area with restricted access for designated IT personnel.

(b)	Standard hardware platform includes:
(1)	Field laptop with carrying case
(2)	Apple iPad with cover
(3)	Printer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	Users are given inVentiv-hosted email boxes with the option to configure with Client-like domains/addresses to give the look and feel of a Client employee.
(d)

All Client launches include a [ * ] spare pool of hardware to be used as replacements in the event of breakage or theft/loss. Repairs/replacements are shipped out to the end-users within 48 hours of receipt of broken hardware.

(e)

Passcode-protected iPads are deployed using our mobile device management software with remote-wipe capabilities for added security. App packaging and deployment capabilities are available. For clients opting for iPads with data plans, we can activate with one of the major carriers prior to shipment and then maintain that data plan throughout the life of the contract.

3.11	Technology Training Services
3.11.1

Generally. inVentiv will provide technology training services for the Project Team. The technology training services format follows inVentiv’s core training content and facilitation approach. Training delivery assumes the following structure:

(a)	Pre-learning home study training (e-modules)
(b)	Face-to-face training (up to 1 day)
(c)	Post-training mastery (up to 2 hours WebEx)
3.11.2

Content. The training content will include key inVentiv supported field hardware and applications including the following topics: iPad basics, Concur T&E, HCP Spend Capture, Veeva CRM, Veeva Analytics & Dashboards, and Customer Maintenance. New hire training will be delivered using the same content developed for implementation and offered at the frequency of one class per quarter, with the preferred Client format of either WebEx or face-to-face delivery. Additional training is offered as needed following the Change of Scope process in Section 3.1.1(d) of this Exhibit B.

3.12	Learning Management System (LMS)

inVentiv will supply Client with our standard LMS system for the delivery and tracking of all online training. Standard LMS reporting will be provided to internal inVentiv leadership and Client for communication of training completion and verification of required compliance training. The LMS can contain a combination of inVentiv and Client-created content to enable its use across all

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

product, selling skills, soft skills, and compliance training and service as a central repository for all training records.

Standard LMS Service Levels are indicated in the below table:

Standard SLA Agreement Content Load
Task/Request	Timeline
Simple PDF Load	1-2 days
Simple SCORM Load	2-4 days
Simple Assessment	2-3 days
Registrations/Assignments for existing activities and users	24 hours
Add Additional user (upon notice)	End of next business day
_________	24 hours
Complex Assessment	3-5 days
Complex Course with Assessment	5-7 days
High Stakes/Large Assessment	5-7 days

3.13	Quality Management and Assurance
3.13.1

Quality Management System (QMS). All Client implementations are managed via an approved set of Standard Operating Procedures (SOPs) which are part of inVentiv’s Quality Management System (QMS) under the Head of Quality Assurance. Key processes such as project governance, document control, CRM implementation and training are required for assigned operations personnel. Other SOPs such as Change Control, security and access control, asset provisioning, and CRM end-user training are additional required training for implementation teams, which are also delivered and tracked within inVentiv’s Learning Management System (LMS).

3.13.2

System Validation (Sampling Only). When required by sampling, formal Computer System Validation (CSV) is conducted by professional validation resources following inVentiv’s System Validation SOP. The work is driven by the approved Configuration Requirements Document (CRD), and includes a Validation Plan, Operational Qualification, Performance Qualification, Test Evidence (typically screen shots), Deviation Reports, Traceability Matrix and a Validation Summary Report.

3.13	State License Validation

Client shall pay inVentiv a per-lookup fee in accordance with the following, as requested:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Look-Up Type	Fee Per Lookup
Auto Match	[ * ]
Manual Match	[ * ]
Data Hygiene Record	[ * ]
HCP Email ID	[ * ]

4.0Operations Services Termination and Data/System Conversion

inVentiv will retain all documented business requirements, system configurations, and data collected during the term of the Client agreement (“Agreement”). If the Client wishes to convert the field team pursuant to the Agreement (if permissible thereunder), Client may have the option to continue on with inVentiv-provided operations services to limit the disruption of field operations and leverage custom built systems, business rules and data integration. In such a case, a separate agreement will be established to confirm the scope and fees for any stand-alone operations services required. Alternatively, the parties may agree to convert the pre-built CRM configuration utilized for Client, for a fee mutually agreed to by the parties, to cover the migration of data, requirements documentation, and transfer of CRM configuration ownership, training on Client configuration settings and administration, as well as the Project management of the operations conversion, all to ensure a successful migration. Additionally, if the Client does not want to migrate the inVentiv CRM configuration, the option may be made for inVentiv to transfer Client data, business rules documentation, current data production schedules, and custom reporting formats for a fee mutually agreed to by the parties. If inVentiv provides any migration or materials, Client is solely responsible for the system knowledge and performance post-conversion. inVentiv may provide additional services based on the standard rates provided in the Change Control 3.1.1(d) of this Exhibit B.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C
COMPLIANCE SERVICES

1.0Executive Summary

This Exhibit C describes the work required for the initial implementation and ongoing services of the Selling Solutions Commercial Compliance Services. Any changes to the assumptions, deliverables, or scope of work described in this document or any new work requests will follow the procedure set forth in Section 3.1(d) (Change Control Process) of Exhibit B.

2.0Scope of Services

This Exhibit C defines the work related to the following service areas for the initial implementation and the ongoing services of the Selling Solutions Commercial Compliance teams within the following areas:

•	Compliance Services
•	Monitoring & Auditing

3.0Compliance Services

inVentiv will provide compliance services aligned with the philosophy and physical requirements of OIG’s Compliance Program Guidance and that are consistent with Applicable Law, Client’s Code of Business Conduct and Ethics (which shall be provided to inVentiv by Client), and relevant Client policies provided to inVentiv by Client in correlation with the following activities.

3.1	Pre-Launch Activities
(a)	Initial interaction and fact finding with clients.
(b)	Development and consultation in regards to the implementation of client specific business rules.
(c)

Creation of all training materials, (home study on Learning Management System) and live training modules. inVentiv will discuss its training materials with Client to include Client’s agreed upon business rules.

(d)	Work with, post and train relevant personnel on specific policies required by the Client, help develop SOP’s if required.
3.2	Launch Activities
(a)	Loading and testing of all on-line training to be conducted during home study, as well as assessments to test knowledge and competency. All tracking and reporting of results from the training.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Live training to be conducted at launch meetings, POA’ s at client site’s or in-house.
3.3	Ongoing Activities
(a)	Training for all new hires/backfill for replacement personnel or expansions at client site’s or in-house.
(b)	Continual monitoring and updating, in consultation with Client, if guidelines, laws, state requirements, or client business rules change during the course of the year.
(c)	Corporate Integrity Agreement (CIA) obligations, additional training requirements, debarment of personnel, and annual certification of personnel and reporting to the client.
(d)	Updates and assistance in supplying the necessary oversight and training at POA meetings during the year.
(e)	Compliance/Representative ride-along program to monitor the field personnel in regards to their compliance requirements as agreed to by the client, at a possible fee paid by Client .
3.4	Enforcement and Monitoring
(a)

inVentiv adheres to an “Open Door Policy” and encourages employees to discuss issues and or concerns of misconduct with their manager or other senior personnel, Human Resources, or a member of the Compliance team.

(b)	inVentiv also encourages and supports an 24 hour anonymous hotline 7 days a week if the person making the report requires or wishes to remain anonymous.
(c)	inVentiv has an Investigation Policy in place so as to insure continuity in enforcement, and transparency with our personnel and clients so proper adjudication is achieved.
(d)	inVentiv will timely share the results of all investigations, audits and monitoring it conducts pertaining to Compliance with Law and/or applicable Client policies.

4.0Monitoring & Auditing

inVentiv uses the industry standard T&E system, Concur, to capture all expense reimbursements and HCP meal spend.
The Compliance Monitoring & Auditing team will assume the following:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)	Standard Concur HCP expense fields and set-up are used for projects;
(b)	Post Manager Compliance Audit of expense reports that contain HCP meal spend for appropriateness and adherence to Client policy on Interactions with Healthcare Professionals;
(c)

Ensure accountability for problem identification, oversight, follow-up, and resolution generated by the audit findings, including investigations initiated for cause, those based on anonymous reports of potential misconduct or otherwise as directed by legal counsel; and

(d)

RBDE (Direct Marketing Expense) data extract for Client tracking and reporting for Federal and State HCP transparency requirements (per client requirements as documented in the data requirements document).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D
TRAINING SERVICES

1.0Executive Summary

This Exhibit D describes the work required for the initial implementation and ongoing operation of the Training Services to support the Project Team by inVentiv Health Learning Solutions

2.0Scope of Services

inVentiv will provide training services for the inVentiv Field Team employees; to include, in addition to any Client-provided content, the following inVentiv content:

•	inVentiv Compliance Training
•	inVentiv Administrative Training
•	inVentiv Technology & Operational Training
•	inVentiv Policies
•	Fleet
•	inVentiv University (Home Study e-Courses only)
•	Pharmaceutical Institute LLC; d/b/a inVentiv Health Learning Solutions, Catalog of e-Courses), in the following categories:
i.Therapeutic Essentials (i.e., Disease State e-Courses)
ii.Managed Markets Excellence (i.e., Market Access e-Courses)
iii.Understanding Pharma (i.e., Industry Background e-Courses)
•	Skillsoft Business and Leadership Skills Catalog of e-Courses Only)

inVentiv will leverage its internal Learning Management System (LMS) to consolidate the training curriculum and training records which allows for tracking and reporting of certification internally and to client.

3.0Pre-Launch & Launch Services

•	Selling Skills Training; i.e., Aligning Perspectives

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E
COMPENSATION - FIXED FEES, VARIABLE FEES AND PASS-THROUGH COSTS

I.	FIXED FEES

(a)Implementation Fee

Client shall pay inVentiv and implementation fee of [ * ] associated with performance of the Services.

(b)Fixed Monthly Fee

Commencing on the Hire Date, Client shall pay inVentiv a Fixed Monthly Fee as follows:

Period	Fixed Monthly Fee
Year One	[ * ]
Year Two	[ * ]

inVentiv shall adjust the Fixed Monthly Fee prior to the initial fill of any Account Manager or RBD, prorated for any partial months, according to the Fixed Monthly Fee table outlined in subsection (c)(i), below.

(c)Scale Up

(i)Client may increase the number of inVentiv Account Managers and RBD above the number outlined in Exhibit A (a “Scale Up”) upon written notification to inVentiv. In the event of a Scale Up, Client shall pay to inVentiv an additional Implementation Fee and Fixed Monthly Fee as follows:

Position	Implementation Fee
Per Account Manager	[ * ]
Per RBD	[ * ]

Position	Fixed Monthly Fee (Year One)	Fixed Monthly Fee (Year Two)
Per Account Manager	[ * ]	[ * ]
Per RBD	[ * ]	[ * ]

(ii)The Parties shall meet to agree upon Project Team composition in the event of a Scale Up of greater than [ * ] Account Managers.

(d)Salary Reconciliation

The parties agree that the Fixed Monthly Fees set forth in Section I (b), above, are based on the annual salary per inVentiv Account Manager of [ * ] in Year One and [ * ] in Year Two,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and the annual salary per RBD of [ * ] in Year One and [ * ] in Year Two (the “Annual Salary”). inVentiv and Client will reconcile actual salaries and payroll taxes at [ * ] (pricing assumption), excluding incentive compensation, measured by actual days worked, for each inVentiv Account Manager and RBD in such calendar month against an amount equal to the appropriate percentage of the Annual Salary. The parties agree that the Annual Salary does not include bonuses for the inVentiv Account Managers or RBDs (plus the applicable employer portion of taxes). If any review shows that inVentiv’s actual annual salary per inVentiv Account Manager or RBD is below the Annual Salary, then inVentiv shall issue a credit for the entire amount of such difference to Client. If any review shows that inVentiv’s actual salary per inVentiv Account Manager or RBD is above the Annual Salary, then inVentiv shall bill the difference to Client.

(e)Vacancy Credit

inVentiv agrees to fill vacant territories as requested by Client. inVentiv will continue to invoice Client the amounts set forth above as Fixed Monthly Fee during any such vacancy period. inVentiv will provide a monthly credit to Client, prorated for the number of business days per month that a territory is vacant, for each vacant territory, including leaves of absence lasting longer than [ * ], until such territory is filled, as set forth in the following table:

	Year One	Year Two
Monthly Vacancy Credit per inVentiv Account Manager	[ * ]	[ * ]
Monthly Vacancy Credit per RBD	[ * ]	[ * ]

(f)Backfill Recruiting

Client agrees to pay inVentiv a fee of [ * ] per Account Manager and [ * ] per RBD for training and recruiting costs associated with any backfill for a vacant territory, provided that Client shall only pay such fee in the event that such territory becomes vacant [ * ] after the applicable hire date.

II.	PASS-THROUGH COSTS

In addition to the Fixed Fees, certain expenses will be charged to Client on a pass-through basis. These expenses will be billed to Client at actual cost. Pass-through costs include:

-

Bonuses for the inVentiv Account Managers (plus applicable employer portion of taxes at [ * ]), which shall require Client’s prior written approval of both overall the bonus target and achievement plan

-	Bonuses for the inVentiv RBDs (plus applicable employer portion of taxes at [ * ]), which shall require Client’s prior written approval of both overall the bonus target and achievement plan
-	Travel expenses (e.g. transportation, lodging, meals, etc.)
-	Costs for all meetings, including but not limited to POA Meetings

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-	Marketing and entertainment costs
-	Sales TRx data and any third party data acquisition expenses Manager severance
-	Interview expenses (including turnover recruiting)
-	Business cards
-	Licensing and credentialing expenses
-	Shipping, freight, and postage of samples (if incurred)
-	Other expenses which have been approved by Client.
III.	[ * ]

(a)[ * ]

(b)[ * ]

(c)[ * ]

IV.	INVOICES; BILLING TERMS

The Implementation Fee and [ * ] of Fixed Monthly Fee shall be paid by Client to inVentiv within [ * ] of the Effective Date of this Agreement. Commencing on the Hire Date, Client will be billed monthly in advance the amount stated above as the Fixed Monthly Fee. Pass-through Costs will be billed to Client at actual cost as incurred by inVentiv.

Invoices are due in accordance with Section 5 of the MSA.

All invoices shall include the following:

-	A/P Email
-	A/P Telephone
-	A/P Mailing Address
-	A/P E-invoice System
-	Other Contacts to be Included on Submission of Invoice
-	Accountant

Payment to inVentiv may be made by the following method:

-	ACH Payment (Preferred Method) [ * ] ACH # [ * ] Account # [ * ]

Advice transmittals should be directed to Art Kopacz — [ * ] or fax to [ * ]

In the event Client will be issuing purchase orders for payment of inVentiv invoices, Client shall issue such purchase orders within three (3) days following the execution of this Project Agreement. A purchase order shall include the following:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-	PO Number
-	PO Contact Name
-	PO Contact E-mail
-	PO Contact Telephone

Purchase Orders should be directed to Art Kopacz — [ * ] or fax to [ * ]

The Parties understand and agree that all terms and conditions set forth in a purchase order are null and void, it being understood and agreed that this Project Agreement provides the terms and conditions governing the relationship between the Parties.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT G
HIRING PROFILES

NATIONAL BUSINESS DIRECTOR

Responsibilities:

The National Business Director is primarily responsible for leading, directing and managing all activities of a sales team. The National Business Director is responsible for leading his/her teams to the achievement of established revenue and profit goals by insuring specific individual and team goals are met and expenses are managed in a fiscally responsible manner. The National Business Director will participate in national, regional, and local strategic meetings, as well as, lead meetings with their respective teams.

Key Responsibilities: (Duties may include, but not limited to all or some of the following)

Achieve all performance goals and objectives as established in the client agreement per geographical assignment Achieve revenue target per geographical assignment. Achieve profit target as a percent of revenue. Manage expenses within geographic responsibility. Participate, as requested, in client meetings. Provide communication and motivational programs to insure that members of the sales and client service teams are focused on delivering the expectations of the customer. Reinforce customer focused values. Conduct regularly scheduled meetings with all direct reports Participate, as requested, in internal meetings to update progress and suggest positive solutions to specific issues and/or opportunities Oversee recruiting, staffing, hiring, and training of field sales team Approve all hires Minimize turnover through selection process Provide performance feedback to all direct reports Conduct ongoing discussions and documentation Prepare annual performance appraisal Provide opportunities for personal and professional growth within the sales organization. This includes communication and programs which foster an environment which rewards accomplishment and encourages the advancement and retention of productive employees.

National Business Director Recruiting Profile:

•	Minimum Bachelor’s Degree Required, MBA preferred
•	Minimum of 10+ years pharma sales experience; 7+ years in sales management
•	Second line leader/Area level experience but National Sales leadership highly preferred
•	Deep experience in preventative vaccines is required
•	Candidate should have a strong proven sales leadership, strategic vision, business acumen and influencing skills in order to drive strategic and operational initiatives across the organization
•	Documented track record of consistent sales and growth success along with superb account management skills
•	History of success building Sales, Marketing, related Commercial Operations teams that achieved/exceeded goals

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

•	Candidate should have broad commercial experience potentially including Sales Operations Management, Sales Training and Marketing Experience
•	Proven track record of financial/budget management experience

REGION BUSINESS DIRECTOR

Regional Business Director Position Summary:

In the role of RBD, the individual will formally lead a multi-disciplinary team who are dedicated to mid-size complex healthcare systems as well as at the County Health Departments, FQHCs and the Independent customer types. The RBD’s Account Team will be responsible for engaging and supporting the entire account to maximize growth through a structured alignment of resources, coordination of the customer facing teams, and internal stakeholders.

The role will support the Account Manager (AM) team through individual and team coaching and development (both in person and remotely). The individual will also understand customer business models to identify opportunities and develop strategies and tactics across the accounts in their region.

Regional Business Director Recruiting Profile:

•	Bachelor’s Degree required in Medical Sciences, Marketing, or Business preferred from an accredited institution
•	3+ years of sales management experience required
•	Previous industry management experience in sales and/or marketing (account based experience preferred) with a high degree of learning agility
•	Vaccine experience highly preferred
•

Knowledge of mid-size health systems / group practices, independents, products, therapeutic areas, business and clinical environment preferred. Strong record of high performance and consistent results. Strong coaching and talent development skills

•	Strong oral and written communication skills, presentation and influencing skills
•	Demonstrated knowledge of promotional objectives both in the mid-size B2B and brand specific, strategies, and tactics
•	Knowledge of the changing selling environment (market place selling, payer market segments)
•	Ability to drive business results and identify new opportunities and strategies through strategic thinking and business planning.
•	Understanding of organization and strategic objectives; Mastery of selling skills including Marketplace and account based selling
•	Experience in Matrix Management, Change Advocate
•	Heavy travel required ~70%
•	Key Competencies: Accountability, Customer Engagement, Customer Discovery, Business Acumen, Executional Effectiveness

ACCOUNT MANAGER

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Responsibilities
This opportunity is with our Selling Solutions Commercial Division, which partners with top tier pharmaceutical, medical device and biotechnology companies to develop and execute sales and marketing strategies that deliver. In the role of Account Manager, the individual will be focused on mid-size integrated delivery networks/systems as well as large group practices, County Health Departments, Federally Qualified Health Centers (FQHCs) and Independent customer types. In addition, the Account Manager will provide pull through support for large integrated delivery networks/systems.
The Account Manager will be responsible for engaging and supporting the entire account to maximize growth through a structured alignment of resources, coordination of the customer facing teams, and internal stakeholders. The Account Manager will be responsible for cultivating relationships with key customers and decision makers to influence vaccine brand choice and partner on opportunities to increase Heplisav-B vaccination.

Requirements

•	Bachelor's Degree required
•	2-3 years of account management experience required
•

Knowledge of Mid-size and large health systems / group practices, independents, products, therapeutic areas, business and clinical environment preferred. Strong record of high performance and consistent results.

•	Experience selling to C-Suite and/or key decision makers within complex healthcare delivery networks (highly preferred)
•	Ability to drive business results and identify new opportunities and strategies through strategic thinking and business planning.
•	Buy and Bill experience preferred
•	Vaccine experience highly preferred
•	Understanding of organization and strategic objectives; Mastery of selling skills including Marketplace and account based selling
•	Demonstrated knowledge of promotional objectives in brand specific strategies and tactics
•	Strong oral and written communication skills, presentation and influencing skills
•	Knowledge of the changing selling environment (market place selling, payer market segments)
•	Experience in Matrix Management, Change Advocate
•	Ability to travel and possess a valid driver's license to drive to assigned healthcare accounts, unless otherwise specified
•	Heavy travel required ~50%

Key Competencies:

Strategic Account Management, Accountability, Customer Engagement, Customer Discovery, Business Acumen, Executional Effectiveness

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.